PDL®

2019 Third Quarter Financial Results Conference Call

November 6, 2019

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Our ability to realize the benefits of our investments in Evofem Biosciences, Inc., Noden Pharma DAC and LENSAR, Inc. and our income generating assets;
- Risks related to the commercialization of our products or those of our counterparties, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, reliance on a third party for commercialization of our authorized generic product, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third-party manufacturers who may not perform as expected;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to obtain or maintain regulatory approvals relating to our products and those underlying certain of investments and income generating assets;
- Failure to acquire additional products or other sources of revenues sufficient to continue operations;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- Positive or negative results in PDL's attempt to license or acquire products or income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

Strong Operating Results

- Q3-19 revenues exceed $44 million
  - Revenues were driven by sales growth from LENSAR and a favorable contribution from our royalty assets
- Both LENSAR revenue and cash flows from royalty assets are tracking ahead of our 2019 guidance
- YTD we reduced G&A by 16% while making further investments in LENSAR R&D
- We continue to have a balanced approach to our capital allocation
  - We completed our 3rd share repurchase program
  - Since March 2017, we have repurchased 53.1 million shares of PDL, or almost 32% of our common stock, for a total investment of $155 million

LENSAR: Innovation Driving Growth

- Record quarterly revenues of $8.1 million
  - 22% increase from Q3-18
  - 9% increase from Q2-19
- YTD revenues of $22 million, up 27% YoY, on path to exceed 2019 guidance of $29 million
- R&D investments build on position as a leading innovator for the treatment of cataracts providing greater accuracy and procedure customization
  - Existing intellectual property supports continued growth in the femtosecond laser surgery market
  - Recent acquisition of key intellectual property establishes LENSAR with the premier technology position in GEN2 system



LENSAR Procedures per Year
120000
100000
80000
60000
40000
20000
0
2012*
2013
2014
2015
2016
2017
2018
2019 Est.
* Product launch July 2012



Estimated 2019 Revenue Market Share of Femtosecond Laser-assisted Cataract Surgery
All Other 5%
Ziemer 16%
Alcon 39%
LENSAR 13%
J&J Vision 24%
B+L 3%

2019 Cataract Surgical Equipment Market Report: A Global Analysis for 2018 – 2024, Market Scope LLC

PDL

LENSAR: Positioned for Sustained Growth

- Significant unmet need remains in the cataract surgery market
  - 70%-90% of patients who undergo cataract surgery have treatable, visually significant astigmatism, but it remains largely uncorrected
  - Almost 50% of postoperative cataract patients have unacceptable refractive error
- Best-in-class technology with LENSAR Streamline® IV laser
  - Enables optimal treatment of tissue-specific cataract and management of astigmatism
  - Proprietary IntelliAxis Refractive Capsulorhexis laser makes alignment marks on the capsule to guide IOL placement to perfectly align to the patient's astigmatism for improved outcomes
- Recent studies with LENSAR System demonstrate a significant improvement in patient outcomes
- LENSAR-installed systems performed 79% more procedures than the worldwide average per femtosecond laser

2019 Cataract Surgical Equipment Market Report: A Global Analysis for 2018 – 2024, Market Scope LLC

PDL

LENSAR GEN2: Disruptive New Technology

- Development of GEN2, a compact, integrated, all-in-one femto-phaco workstation establishes LENSAR as the innovation leader
  - 1st femtosecond laser that can perform all cataract surgeries
  - Combines state-of-the-art benefits of LENSAR Laser System and ultrasound phacoemulsification system
  - Enables surgeons to switch between the femto and phaco without patient or procedure flow disruption, enabling greater efficiencies
- Targets the growing trend for in-office cataract surgery and growth of the premium cataract surgery market
- Cost effective with utilization in both reimbursed and private pay market
- Assuming modest 2.5% share of phaco market, GEN2 has the potential to generate additional $1 billion in revenue over 10 years
- Submission of 510(k) for GEN2 targeted for end of 2021 with commercial launch in 2022

Evofem: On Track to Resubmit NDA

- Resubmission of Amphora® NDA for prevention of pregnancy is on track for Q4-19
- Factors provide confidence in approach to gaining FDA approval
  - Phase 3 AMPOWER is designed to exceed the number of women and cycles agreed to by FDA; trial achieved strong clinical results that met the study's pre-specified primary endpoint and Amphora is well tolerated with favorable safety record
  - Evofem is receiving expert regulatory direction from a former FDA Director for the Division or Reproductive and Urological Products
  - FDA is aware of the need for new contraceptive options

Evofem: Multiple Near-Term Catalysts

Nov-19	Topline data readout from Phase 2b AMPREVENCE trial • Evaluating Amphora for prevention of chlamydia, with secondary endpoint of prevention of gonorrhea • Opportunity to expand label for dual indication contraceptive with built-in STI prevention—no other product on the market for prevention of chlamydia
Q4-19	Resubmission of Amphora NDA for prevention of pregnancy
Q2-20	PDUFA date for Amphora for prevention of pregnancy
2020	Amphora commercial launch

PDL: Strong Balance Sheet

- Liquid balance sheet with $294 million in cash
- Royalty rights valued at $314 million; $465 million expected in future royalty rights cash payments through 2026
- Completed $100 million share repurchase program
  - Largest single investment in 2019 on a YTD basis and demonstrates PDL's continued attention to balanced capital allocation
- Extended maturity period for $86.1 million of 2.75% convertible debt from Dec. 2021 to Dec. 2024

PDL

Third Quarter 2019 Financials (unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Product revenue, net	$ 20,345	$ 24,387	$ 64,868	$ 79,472
Royalty rights - change in fair value	23,865	42,184	(4,277)	66,117
Royalties from Queen et al. patents	-	533	9	4,534
Interest revenue	-	754	-	2,254
License and other	(45)	40	(48)	614
Total revenues	44,165	67,898	60,552	152,991
Cost of product revenue, (excluding intangible asset amortization and impairment)	15,033	11,926	40,191	37,016
Amortization of intangible assets	1,575	1,577	4,745	14,254
General and administrative expenses	12,092	13,211	33,037	39,401
Sales and marketing	1,712	3,469	6,515	14,367
Research and development	4,310	672	6,065	2,149
Impairment of intangible assets	-	-	-	152,330
Change in fair value of contingent consideration	-	302	-	(22,433)
Total operating expenses	34,722	31,157	90,553	237,084
Operating income (loss)	9,443	36,741	(30,001)	(84,093)
Interest and other income, net	1,460	1,581	4,984	4,871
Interest expense	(3,011)	(2,866)	(8,950)	(9,262)
Equity affiliate - change in fair value	(27,378)	-	18,109	-
Gain on sale of intangible assets	3,476		3,476	
Loss on exchange of convertible notes	(3,900)		(3,900)	
(Loss) income before income taxes	(19,910)	35,456	(16,282)	(88,484)
Income tax (benefit) expense	(1,944)	9,900	(419)	(3,346)
Net (loss) income	(17,966)	25,556	(15,863)	(85,138)
Less: Net loss attributable to noncontrolling interests	(182)	-	(340)	-
Net (loss) income attributable to PDL's shareholders	$ (17,784)	$ 25,556	$ (15,523)	$ (85,138)
Net (loss) income per share - Basic	$ (0.16)	$ 0.18	$ (0.13)	$ (0.58)
Net (loss) income per share - Diluted	$ (0.16)	$ 0.18	$ (0.13)	$ (0.58)

PDL

Third Quarter 2019 Financials (unaudited)

GAAP to Non-GAAP Net (Loss) Income Reconciliation *(in thousands)*

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
GAAP net (loss) income attributed to PDL's shareholders, as reported	$ (17,784)	$ 25,556	$ (15,523)	$ (85,138)
Adjustments:				
Mark-to-market adjustment to fair value - royalty assets	1,699	(23,128)	62,567	(9,068)
Mark-to-market adjustments to equity affiliate - common stock	21,333	-	(16,574)	-
Non-cash interest revenues	-	(79)	-	(229)
Non-cash stock-based compensation expense	2,059	2,596	5,403	4,814
Non-cash debt offering costs	1,900	1,834	5,776	5,745
Non-cash depreciation and amortization expense	646	1,033	2,295	3,061
Mark-to-market adjustment on warrants held	6,090	(40)	(1,487)	(114)
Impairment of intangible assets	-	-	-	152,330
Non-cash amortization of the intangible assets	1,575	1,577	4,745	14,254
Mark-to-market adjustment of contingent consideration	-	302	-	(22,433)
Income tax effect related to above items	(7,145)	3,476	(12,334)	(19,006)
Total adjustments	28,157	(12,429)	50,391	129,354
Non-GAAP net income	$ 10,373	$ 13,127	$ 34,868	$ 44,216

GAAP to Non-GAAP Revenue Reconciliation *(in thousands)*

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019		
	GAAP	*Adjustment*	Non-GAAP	GAAP	*Adjustment*	Non-GAAP
Revenues						
Product revenue, net	$ 20,345	$ -	$ 20,345	$ 64,868	$ -	$ 64,868
Royalty rights - change in fair value	23,865	1,699 (a)	25,564	(4,277)	62,567 (a)	58,290
Royalties from Queen et al. patents	-	-	-	9	-	9
Interest revenue	-	-	-	-	-	-
License and other	(45)	-	(45)	(48)	-	(48)
Total revenues	$ 44,165	$ 1,699	$ 45,864	$ 60,552	$ 62,567	$ 123,119

(a) To remove the impact of the fair value adjustment to the royalty right assets.

PDL

Third Quarter 2019 Financials (unaudited)

Consolidated balance sheet data *(in thousands)*	September 30, 2019		December 31, 2018	
Cash and cash equivalents	$	294,270	$	394,590
Notes receivable	$	64,008	$	63,813
Royalty rights - at fair value	$	313,943	$	376,510
Investment in equity affiliate	$	67,200	$	-
Intangible assets, net	$	47,349	$	51,319
Total assets	$	865,145	$	963,736
Convertible notes payable	$	132,484	$	124,644
Total stockholders' equity	$	637,434	$	729,779

PDL

On Track to Exceed 2019 Guidance

- Affirming guidance for Noden product revenue expected to be $50 million to $55 million
- Increasing expectations for LENSAR product revenue and cash royalties
- LENSAR product revenue expected to exceed $29 million
  - Up from prior guidance of $27 million to $29 million
- Cash royalties expected to exceed $65 million
  - Up from prior guidance of $60 million to $65 million

Questions & Answers